Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated February 20, 2018 on the consolidated financial statements and internal control over financial reporting, which appears in the annual report on Form 10-K of NorthWest Indiana Bancorp, for the year ended December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ PLANTE & MORAN, PLLC

Chicago, IL

May 2, 2018